UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 13, 2024

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Central Plaza, 5th Floor, 36 Dame Street, Dublin D02 EF64, Ireland	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: + 353 1 6699 020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares (ADS(s)), each ADS representing the right to receive one (1) Ordinary Share of Amarin Corporation plc	AMRN	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 13, 2024, Peter Fishman, who has been serving as Amarin Corporation plc's (the “Company”) Global Controller and Principal Financial & Accounting Officer, has been appointed as Chief Financial Officer ("CFO") for the Company, effective immediately.

Mr. Fishman has nearly 20 years of experience in various finance areas including accounting, financial reporting, treasury, tax and audit as well as building and leading global finance teams. Mr. Fishman has served as the Company’s principal financial and accounting officer since October 2024, and as Vice President & Global Controller since October 2022. Previously, he held roles of increasing responsibility within Amarin’s Finance team since 2019. During his time at Amarin, Mr. Fishman has been an integral part of the Company’s previous financing efforts as well as the Company’s current cash management strategy. In addition, Mr. Fishman has been involved in numerous complex transactions while with the Company. Earlier in his career, Mr. Fishman held roles in financial reporting and technical accounting at Toys R Us. Mr. Fishman began his career at Ernst & Young serving several pharmaceutical clients.

Mr. Fishman holds a Bachelor of Arts degree in accounting from American University, a Masters of Business Administration degree from Rowan University and is a certified public accountant.

In connection with his appointment as Amarin’s CFO, Mr. Fishman's initial annual base salary shall be $400,000, and his annual bonus potential shall initially be up to 40% of his annual base salary, based upon the achievement of certain individual and Company objectives to be set by Amarin (with any bonus payment to be entirely at the discretion of the Amarin board of directors).

There are no arrangements or understandings between Mr. Fishman and any other persons pursuant to which he was selected for the positions described in this Current Report on Form 8-K. There are also no family relationships between Mr. Fishman and any director or executive officer of the Company, and Mr. Fishman has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated December 13, 2024 (furnished herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2024	Amarin Corporation plc

	By:	/s/ Aaron Berg
Aaron Berg
President and Chief Executive Officer